QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ARES CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167

April 18, 2014

Dear Stockholder:

        You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Ares Capital Corporation (the "Company") to be held on June 2, 2014 at 2:45 p.m., Chicago Time, at The Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. At the meeting, you will be asked to elect three directors of the Company, to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm and to approve a proposal to authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).

        Your vote is important regardless of the number of shares you own. We urge you to fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

        On behalf of your board of directors, thank you for your continued interest and support.

Sincerely,
Bennett Rosenthal Chairman of the Board of Directors

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2014

To the Stockholders of Ares Capital Corporation:

        Notice is hereby given that the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Ares Capital Corporation, a Maryland corporation (the "Company"), will be held on June 2, 2014 at 2:45 p.m., Chicago Time, at The Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666 for the following purposes:

  1.
  To elect three directors to serve for a term of three years, and until their successors are duly elected and qualify;

  2.
  To consider and vote upon the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014;

  3.
  To consider and vote upon a proposal to authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock); and

  4.
  To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

        Only the holders of record of shares of the Company's common stock (NASDAQ: ARCC) at the close of business on April 10, 2014 will be entitled to receive notice of and vote at the meeting.

        It is important that all stockholders participate in the affairs of the Company, regardless of the number of shares owned. Accordingly, the Company urges you to promptly fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible even if you plan to attend the meeting. Instructions are shown on the proxy card.

        You have the option to revoke your proxy at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,
Joshua M. Bloomstein Secretary
New York, New York April 18, 2014

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167

PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS

        The proxy card that accompanies this proxy statement is being solicited by the board of directors (the "Board") of Ares Capital Corporation, a Maryland corporation (the "Company," "we," "us" or "our"), for use at the 2014 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 2, 2014 at 2:45 p.m., Chicago Time, at The Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666, or at any adjournment or postponement thereof. This proxy statement, the accompanying proxy card and the Company's Annual Report on Form 10-K, which includes audited financial statements for the year ended December 31, 2013, are first being released to the Company's stockholders on or about April 18, 2014.

        We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly authorize your proxy and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specify. If no specification is made, the votes entitled to be cast by such shares will be cast FOR the election of the three director nominees, FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014 and FOR the proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).

        Any stockholder "of record" (i.e., stockholders holding shares directly in their name) giving a valid proxy for the Annual Meeting may revoke it before it is exercised by giving a later-dated properly executed proxy, by giving notice of revocation to the Company in writing before or at the Annual Meeting or by attending the Annual Meeting and voting in person. However, the mere presence of the stockholder at the Annual Meeting does not revoke the proxy. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Annual Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with its policies a sufficient time in advance of the Annual Meeting.

        Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting. With respect to the election of directors, proxies cannot be voted for a greater number of persons than the number of nominees named.

        The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters. Stockholders have no dissenters' or appraisal rights in connection with any of the proposals described herein.

        The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 10, 2014. As of April 10, 2014, there were 298,269,678 shares of the Company's common stock outstanding. Each share of common stock has one vote. The presence, in person or by proxy, of the holders of shares of common stock of the Company entitled to cast a majority of the votes entitled to be cast shall constitute a quorum for the purposes of the Annual Meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting in order to permit further solicitation of proxies by the Company.

        Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the Annual Meeting. However, abstentions and broker non-votes are not counted as votes cast. A "broker non-vote" with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals.

        The affirmative vote of holders of at least a majority of the total outstanding shares of the Company's common stock is required under the Company's Bylaws (as amended, the "Bylaws") to approve Proposal 1 (to elect three directors to serve for a term of three years, and until their successors are duly elected and qualify). For purposes of the vote on Proposal 1, abstentions and broker non-votes will have the same effect as votes against this proposal.

        The affirmative vote of holders of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 2 (to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm). For purposes of the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

        The affirmative vote of holders of at least a "majority," as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), of (1) the outstanding shares of the Company's common stock and (2) the outstanding shares of the Company's common stock held by persons that are not affiliated persons of the Company, is required to approve Proposal 3 (to authorize the Company, with the approval of the Board, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock)). Under the Investment Company Act, the vote of holders of a "majority" means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company's common stock present or represented by proxy at the Annual Meeting if the holders of more than 50% of the shares of the Company's common stock are present or represented by proxy and (b) more than 50% of the outstanding shares of the Company's common stock. Abstentions and broker non-votes will have the effect of a vote against Proposal 3.

        The Company will bear the cost of solicitation of proxies in the form accompanying this statement. Proxies will be solicited by mail or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees and fiduciaries, each of whom the Company will reimburse for its expenses in so doing. In addition to the use of mail, directors, officers and regular employees of Ares Capital Management LLC, the Company's investment adviser ("Ares Capital Management" or the "investment adviser") or Ares Operations LLC, the Company's administrator ("Ares Operations" or the "administrator"), without special compensation therefor, may solicit proxies personally, by telephone, by electronic mail or by facsimile, telegram or other electronic means from stockholders.

        The Company has engaged the services of D.F. King & Co., Inc. ("D.F. King") for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $15,000, plus reimbursement of certain expenses and fees for additional services requested. Please note that D.F. King may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to the Company's proxy tabulation firm.

PROPOSAL 1: ELECTION OF DIRECTORS

        Under the Company's charter (as amended, the "Charter") and the Bylaws (together with the Charter, the "Charter Documents"), the Company's directors are divided into three classes. Directors are elected for a staggered term of three years each, with a term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.

        The terms of Michael J. Arougheti, Ann Torre Bates and Steven B. McKeever, the Class I directors, will expire at the Annual Meeting, and the nominating and governance committee has recommended, and the Board has nominated, Messrs. Arougheti and McKeever and Ms. Bates to stand for re-election at the Annual Meeting and to hold office until the annual meeting to be held in 2017 and until their successors are duly elected and qualify. Messrs. Arougheti and McKeever and Ms. Bates have agreed to serve as directors if elected and have consented to be named as nominees. The Charter Documents provide that directors shall be elected by the affirmative vote of holders of at least a majority of the shares of common stock outstanding and entitled to vote in such election. Therefore, the affirmative vote of holders of at least a majority of the shares of common stock outstanding as of the close of business on the record date is required to elect Messrs. Arougheti and McKeever and Ms. Bates as directors of the Company for the term for which they have been nominated.

        A stockholder can vote for or withhold his or her vote from such nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named herein. If any nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated as a replacement by the nominating and governance committee and by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

        The Board recommends that you vote for the election of Michael J. Arougheti, Ann Torre Bates and Steven B. McKeever as directors of the Company for the term for which they have been nominated.

Information about the Director Nominees, the Directors, and the Executive Officers and Certain Other Officers

        The following information as of April 16, 2014 was furnished to the Company by each currently serving director (including each currently serving director who is also a director nominee), each executive officer and each other listed officer, and sets forth the name, age, principal occupation or employment of each such person, all positions and offices such person has held with the Company, and the period during which he or she has served as a director, executive officer or other listed officer of the Company. Messrs. Arougheti and McKeever and Ms. Bates have not been proposed for election, nor has any director, executive officer or other listed officer of the Company been selected as a director, executive officer or other officer of the Company, pursuant to any agreement or understanding with the Company or any other person. As used herein, Ares Partners Management Company LLC and its direct and indirect subsidiaries, including the investment adviser, are collectively referred to as "Ares," unless the context otherwise requires.

        The Company divides its directors into two groups—interested directors and independent directors. Interested directors are "interested persons" as defined in Section 2(a)(19) of the Investment Company Act and independent directors are not "interested persons" as defined in Section 2(a)(19) of the Investment Company Act.

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Nominees for Class I Directors—Term Expiring in 2017
Independent Directors
Ann Torre Bates, 56	Director	Class I Director since 2010 (term expires in 2014)	Ms. Bates currently dedicates her time serving on boards of directors of several companies in the financial sector. From 1997 to 2012, Ms. Bates was a strategic and financial consultant, principally with respect to corporate finance matters.	One(2)	United Natural Foods, Inc., SLM Corporation (Sallie Mae), 17 investment companies in the Franklin Templeton Group of Mutual Funds and Allied Capital Corporation
Steven B. McKeever, 53	Director	Class I Director since 2012 (term expires in 2014)	Since 1997, Mr. McKeever has been CEO of Hidden Beach Recordings, an independent record label based in Los Angeles, California.	One(2)

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Interested Director
Michael J. Arougheti, 41(3)	Director and Chief Executive Officer	Class I Director since February 2009 (term expires in 2014); Chief Executive Officer since May 2013 (indefinite term)	Since May 2013, Mr. Arougheti has served as Chief Executive Officer of the Company and since February 2009, he has served as a director of the Company. Mr. Arougheti previously served as President of the Company from May 2004 to May 2013. Mr. Arougheti is a Co-Founder of Ares and currently serves as President of Ares, Co-Head and a Senior Partner of the Ares Direct Lending Group and a member of the Ares Board of Directors and Management Committee. In addition, Mr. Arougheti serves as a member of the Investment Committees of Ares Capital Management, the Ares Direct Lending Group, Ares Management Limited and Ares Commercial Real Estate Management LLC, the manager of Ares Commercial Real Estate Corporation.	One(2)	Ares Commercial Real Estate Corporation, Planet Organic Health Corp.
Class II Directors—Term Expiring in 2015
Independent Director
Steve Bartlett, 66	Director	Class II Director since 2012 (term expires in 2015)	Since 2012, Mr. Bartlett has been providing strategic independent consulting services to several U.S. corporations. From 1999 to 2012, Mr. Bartlett served as President and Chief Executive Officer of the Financial Services Roundtable.	One(2)	Centene Corporation
Interested Directors
Robert L. Rosen, 67(4)	Director	Class II Director since 2004 (term expires in 2015)	Since August 2005, Mr. Rosen has served as managing partner of RLR Capital Partners, which invests principally in the securities of publicly traded North American companies. From 1987 to the present, Mr. Rosen has been CEO of RLR Partners, LLC, a private investment firm with interests in financial services, healthcare, media and multi-industry companies. Mr. Rosen is also an Operating Advisor to Ares Management LLC ("Ares Management").	One(2)	Ares Commercial Real Estate Corporation, Sapient Corporation

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Bennett Rosenthal, 50(5)	Chairman and Director	Class II Director since 2004 (term expires in 2015)
			Since 2004, Mr. Rosenthal has served as Chairman of the Board. Mr. Rosenthal is a Co-Founder of Ares and currently serves as a Senior Partner of Ares, Co-Head and a Senior Partner of the Ares Private Equity Group and a member of the Ares Board of Directors and Management Committee. Mr. Rosenthal is also a member of the Investment Committees of Ares Capital Management and the funds managed by the Ares Private Equity Group and certain funds in the Direct Lending Group.	One(2)	Nortek, Inc.; Hanger, Inc.; Maidenform Brands, Inc.
Class III Directors—Term Expiring in 2016
Independent Directors
Frank E. O'Bryan, 80	Director	Class III Director since 2005 (term expires in 2016)	Since 2004, Mr. O'Bryan has been retired.	One(2)	The First American Financial Corp.
Eric B. Siegel, 56	Director	Class III Director since 2004 (term expires in 2016)
			Since 1995, Mr. Siegel has been an independent business consultant providing advice through a limited liability company owned by Mr. Siegel, principally with respect to acquisition strategy and structuring, and the subsequent management of acquired entities.	One(2)	El Paso Electric Company
Interested Director
Antony P. Ressler, 53(6)	Director	Class III Director since 2010 (term expires in 2016)	Mr. Ressler is a Co-Founder of Ares and currently serves as Chief Executive Officer of Ares and Chairman of the Ares Board of Directors and Management Committee. Mr. Ressler has been a Senior Partner of the Ares Private Equity Group since 1997 and is a member of the Investment Committees of the funds managed by the Ares Private Equity Group and certain funds managed by the Ares Tradable Credit Group.	One(2)	WCA Waste Corporation
Executive Officers and Certain Other Officers Who Are Not Directors
Joshua M. Bloomstein, 40	General Counsel, Vice President and Secretary	General Counsel since January 2010; Secretary since December 2010; Vice President since November 2006 (indefinite terms)	Since January 2010, Mr. Bloomstein has served as General Counsel of the Company, since December 2010, Mr. Bloomstein has served as Secretary of the Company and since November 2006, Mr. Bloomstein has served as Vice President of the Company. He joined Ares in November 2006 and currently serves as the Deputy General Counsel of Ares Management.

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
R. Kipp deVeer, 41	President	Since May 2013 (indefinite term)
Since May 2013, Mr. deVeer has served as President of the Company. Mr. deVeer has served as an officer of Ares Capital Management since 2004. Mr. deVeer joined Ares in May 2004 and currently serves as a Senior Partner in and Co-Head of the Ares Direct Lending Group and member of the Management Committee of Ares. Mr. deVeer is a member of the Investment Committees of Ares Capital Management, the Ares Direct Lending Group and Ares Management Limited and one of the two investment committees of Ivy Hill Asset Management. Mr. deVeer is also a director of Ares Management Limited.
Mitchell Goldstein, 47	Executive Vice President	Since May 2013 (indefinite term)
Since May 2013, Mr. Goldstein has served as an Executive Vice President of the Company. Mr. Goldstein has served as an officer of Ares Capital Management since 2005. Mr. Goldstein joined Ares in May 2005 and currently serves as a Senior Partner in the Ares Direct Lending Group. Mr. Goldstein is a member of the Investment Committees of Ares Capital Management and the Ares Direct Lending Group and both investment committees of Ivy Hill Asset Management.
Miriam Krieger, 37	Chief Compliance Officer	Since July 2011 (indefinite term)
Since July 2011, Ms. Krieger has served as Chief Compliance Officer of the Company, and currently serves as Ares Management's Deputy Chief Compliance Officer—Direct Lending. From March 2008 until April 2010, Ms. Krieger was Chief Compliance Officer and Corporate Secretary of Allied Capital Corporation, where she served as Executive Vice President from August 2008 until April 2010 and as Senior Vice President from March 2008 to August 2008.
Scott C. Lem, 36	Chief Accounting Officer, Vice President and Treasurer	Chief Accounting Officer since December 2013; Vice President and Treasurer since May 2013 (indefinite terms)
Since December 2013, Mr. Lem has served as Chief Accounting Officer of the Company and since May 2013, Mr. Lem has served as Vice President and Treasurer of the Company. Mr. Lem previously served as Assistant Treasurer of the Company from May 2009 to May 2013. Mr. Lem has also served as Chief Accounting Officer of Ares Capital Management since January 2009. From July 2003 to December 2008, Mr. Lem served as Controller of Ares Management.

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Daniel F. Nguyen, 42	Vice President and Assistant Treasurer	Vice President since January 2011 and Assistant Treasurer since May 2013 (indefinite terms)
Since January 2011, Mr. Nguyen has served as Vice President of the Company and since May 2013, Mr. Nguyen has served as Assistant Treasurer of the Company. From March 2007 to December 2010 and from September 2012 to May 2013, Mr. Nguyen served as Treasurer of the Company. From July 2004 to March 2007, Mr. Nguyen served as Chief Financial Officer of the Company. Mr. Nguyen joined Ares in August 2000 and currently serves as Executive Vice President and Chief Financial Officer of Ares and a member of the Ares Management Committee. Mr. Nguyen also currently serves as Chief Financial Officer of Ares Dynamic Credit Allocation Fund, Inc. and Ares Multi-Strategy Credit Fund, Inc., two publicly traded closed-end funds managed by an affiliate of Ares Management, and as Treasurer of Ares Commercial Real Estate Corporation.
Penni F. Roll, 48	Chief Financial Officer	Since December 2010 (indefinite term)
Since December 2010, Ms. Roll has served as Chief Financial Officer of the Company. Since April 2010, Ms. Roll has served as Executive Vice President—Finance of Ares Capital Management. Ms. Roll served as Chief Financial Officer of Allied Capital Corporation from 1998 until April 2010. Ms. Roll joined Allied Capital Corporation in 1995 as its Controller after serving as a Manager in KPMG LLP's financial services practice.
Michael L. Smith, 43	Executive Vice President	Since May 2013 (indefinite term)
Since May 2013, Mr. Smith has served as an Executive Vice President of the Company. Mr. Smith has served as an officer of Ares Capital Management since 2004. Mr. Smith joined Ares in May 2004 and currently serves as a Senior Partner in the Ares Direct Lending Group. Mr. Smith is a member of the Investment Committees of Ares Capital Management and the Ares Direct Lending Group and one of the two investment committees of Ivy Hill Asset Management.

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Michael D. Weiner, 61	Vice President	Since September 2006 (indefinite term)
			Since September 2006, Mr. Weiner has been Vice President of the Company. Mr. Weiner currently serves as General Counsel and Chief Legal Officer of Ares and a member of the Ares Management Committee. From September 2006 to January 2010, Mr. Weiner served as General Counsel to the Company. Mr. Weiner has also served as Vice President and General Counsel of Ares Commercial Real Estate Corporation since March 2012.		Hughes Communications, Inc.

(1)
The business address of Messrs. Arougheti, Bloomstein, deVeer, Goldstein, Rosen and Smith and Ms. Roll is c/o Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167. The business address of Ms. Krieger is c/o Ares Capital Corporation, 2200 Pennsylvania Avenue, Suite 600-W, Washington, DC 20037. The business address of each other director (including the director nominees), executive officer and listed officer is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(2)
Including the Company.

(3)
Mr. Arougheti is an interested director because he is the Chief Executive Officer of the Company, is on the Investment Committee of the investment adviser, is a Co-Founder and President of Ares and serves on the Board of Directors and Management Committee of Ares.

(4)
Mr. Rosen is an interested director because he is an Operating Advisor to Ares Management.

(5)
Mr. Rosenthal is an interested director because he is on the Investment Committee of the investment adviser, is a Co-Founder and Senior Partner of Ares and serves on the Board of Directors and Management Committee of Ares.

(6)
Mr. Ressler is an interested director because he is a Co-Founder and the Chief Executive Officer of Ares and serves as Chairman of the Board of Directors and Management Committee of Ares.

Biographical Information

        As described below under "Corporate Governance—Nominating and Governance Committee," the Board has identified certain desired attributes for director nominees. Each of the directors has demonstrated high character and integrity, superior credentials and recognition in his or her respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to the Company's management. Each of the directors also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the Board and contribute to the success of the Company and can represent the long-term interests of the Company's stockholders as a whole. The directors have been selected such that the Board represents a range of backgrounds and experience. Set forth below is biographical information of each director, including a discussion of such director's particular experience, qualifications, attributes or skills that lead the Company and the Board to conclude, as of the date of this document, that such individual should serve as a director, in light of the Company's business and structure.

Nominees for Class I Directors (Term expires at the 2017 Annual Meeting of Stockholders)

Independent Directors

        Ann Torre Bates, 56, has served as a director of the Company since 2010 and is currently the chairperson of the audit committee. Ms. Bates currently dedicates her time serving on the boards of directors of several companies in the financial sector. From 1997 to 2012, Ms. Bates was a strategic and financial consultant, principally with respect to corporate finance matters. From 1995 to 1997, Ms. Bates served as Executive Vice President, Chief Financial Officer and Treasurer of NHP, Inc., a national real estate services firm. From 1991 to 1995, Ms. Bates was Vice President and Treasurer of US Airways, and held various finance positions from 1988 to 1991. Ms. Bates holds a BBA in Accountancy from the University of Notre Dame and an MBA in Finance and Economics from Cornell University. She currently serves on the board of directors of United Natural Foods, Inc. and SLM Corporation (Sallie Mae) and is a director or trustee of 17 investment companies in the Franklin Templeton Group of Mutual Funds. She served as a director of Allied Capital Corporation from 2003 to 2010. The Company believes that Ms. Bates' experience serving as a director of other public companies in the financial sector, as well as her past experience as a chief financial officer, provides the Board and, specifically, the audit committee of the Board with valuable knowledge and insight in the financial services sector as well as experience in financial and accounting matters.

        Steven B. McKeever, 53, has served as a director of the Company since 2012 and currently serves on the nominating and governance committee. Mr. McKeever is the CEO of Hidden Beach Recordings, an independent record label based in Los Angeles, California, which Mr. McKeever founded in 1997. From 1991 to 1995, Mr. McKeever was with Motown Records, where he served as Executive Vice President of Talent and Creative Affairs from 1993 to 1995 and Senior Vice President of Artists and Repertoire from 1991 to 1993. In 1992, Mr. McKeever created MoJAZZ Records, a subsidiary of Motown Records and served as its President. In 1993, he was instrumental in the sale of Motown Records to PolyGram Records. Mr. McKeever eventually left Motown Records in 1995 to work on his own entrepreneurial projects. Mr. McKeever began his career at the law firm of Irell & Manella LLP in Los Angeles as an entertainment lawyer. In 2011, Mr. McKeever served as the Executive Producer of Entertainment for the dedication of the Martin Luther King, Jr. Memorial in Washington, D.C. Mr. McKeever currently serves as a director of several organizations, including College Bound (Chairman), African Ancestry.com and The Pacific Institute Spirit Board. He served as a Governor of the Los Angeles Chapter of The National Academy of Recording Arts and Sciences (a/k/a The GRAMMYs) from 2001 to 2003 and 2008 to 2010 and gives generous time to various charitable organizations such as The City of Hope. Mr. McKeever received his BS from the University of Illinois at Urbana Champaign and received his JD from Harvard Law School. The Company believes that Mr. McKeever's diversity of experiences, in particular his small business and entrepreneurial experience, provides the Board with unique insight and expertise into the management of small and middle-market companies.

Interested Director

        Michael J. Arougheti, 41, has served as Chief Executive Officer of the Company since May 2013 and as a director of the Company since 2009. Mr. Arougheti previously served as President of the Company from May 2004 to May 2013. Mr. Arougheti is a Co-Founder, Senior Partner and President of Ares. He is Co-Head and a Senior Partner of the Ares Direct Lending Group and serves as a member of the Board of Directors and Management Committee of Ares. Mr. Arougheti also is a member of the Investment Committees of the investment adviser, the Ares Direct Lending Group, Ares Management Limited (through which Ares Management manages its European private debt and capital markets businesses) and Ares Commercial Real Estate Management LLC, the manager of Ares Commercial Real Estate Corporation. Mr. Arougheti may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From 2001 to 2004, Mr. Arougheti was employed by Royal Bank of Canada, where he was a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of the firm's Mezzanine Investment Committee. At RBC Capital Partners, Mr. Arougheti oversaw an investment team that originated, managed and monitored a diverse portfolio of middle market leveraged loans, senior and junior subordinated debt, preferred equity and common stock and warrants on behalf of RBC and other third party institutional investors. Mr. Arougheti joined Royal Bank of Canada in October 2001 from Indosuez Capital, where he was a Principal, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. Mr. Arougheti also sat on the firm's Investment Committee. Prior to joining Indosuez in 1994, Mr. Arougheti worked at Kidder, Peabody & Co., where he was a member of the firm's Mergers and Acquisitions Group. In addition to serving as Chairman of the board of directors of Ares Commercial Real Estate Corporation, Mr. Arougheti also serves on the boards of directors of Investor Group Services, Riverspace Arts and Operation Hope. Mr. Arougheti received a BA in Ethics, Politics and Economics, cum laude, from Yale University. The Company believes that Mr. Arougheti's depth of experience in investment management, leveraged finance and financial services, as well as his intimate knowledge of the Company's business and operations, gives the Board valuable industry-specific knowledge and expertise on these and other matters. Mr. Arougheti is an interested director because he is the Chief Executive Officer of the Company, is on the Investment Committee of the investment adviser, is a Co-Founder, Senior Partner and President of Ares and serves as a member of the Board of Directors and Management Committee of Ares.

Directors Continuing in Office

Class II Directors (Term expires at the 2015 Annual Meeting of Stockholders)

Independent Director

        Steve Bartlett, 66, has served as a director of the Company since 2012. Mr. Bartlett has been a consultant since 2012, providing strategic independent consulting services to several U.S. corporations. From 1999 to 2012, Mr. Bartlett served as President and Chief Executive Officer of the Financial Services Roundtable. Mr. Bartlett currently sits on the board of directors of Operation Hope and International Relief and Development. In 2001, Mr. Bartlett served on the President's Commission on Excellence in Special Education. Mr. Bartlett previously served as the Mayor of Dallas, Texas from 1991 to 1995, a member of the United States Congress from 1983 to 1991, and a member of the Dallas City Council from 1977 to 1981. Mr. Bartlett also founded Meridian Products Corporation, a manufacturer of injection molded plastics in 1976. Mr. Bartlett previously served on the Board of Governors of the National YMCA, the board of directors of BIPAC and Easter Seals of Greater Washington, DC, and the board of directors for the following companies: Centene Corporation (NYSE), IMCO Recycling, Inc. (NYSE), KB Home Corporation (NYSE), Sun Coast Industries (NYSE), Dallas Can! and Grace Presbyterian Village. Mr. Bartlett also served as co-chair of Character Counts of Dallas and chair of the Trinity Trails. Mr. Bartlett also served on the Dallas-Fort Worth

International Airport Board. Mr. Bartlett graduated from the University of Texas at Austin in 1971, later serving as a guest lecturer at the Lyndon B. Johnson School of Public Affairs. The Company believes that Mr. Bartlett's experience serving as President and Chief Executive Officer of the Financial Services Roundtable, his experience in politics (including serving as the Mayor of Dallas, Texas, a member of the United States Congress and a member of the Dallas City Council) and his service as a director of public and private companies provides the Board with key experience and insight to the Company, especially with respect to issues specific to boards of directors of public companies and companies in the financial services industry.

Interested Directors

        Robert L. Rosen, 67, has served as a director of the Company since 2004. Mr. Rosen is an Operating Advisor to Ares Management. Mr. Rosen is the managing partner of RLR Capital Partners, which invests principally in the securities of publicly traded North American companies. From 2005 to 2008, Mr. Rosen was a Managing Partner of RLR Focus Fund LP, an "active value" hedge fund. From 1995 to 2001, Mr. Rosen served as an exclusive consultant to Apollo Management, L.P. In 1998, Mr. Rosen founded National Financial Partners (NYSE: "NFP"), an independent provider of financial services to high net worth individuals and small to medium sized corporations. He served as NFP's CEO from 1998 to 2000 and as its Chairman until January 2002. From 1987 to 1993, Mr. Rosen was a Managing Partner of Ballantrae Partners, L.P., an investment partnership. From 1989 to 1993, Mr. Rosen was Chairman and CEO of Damon Corporation, a leading healthcare and laboratory testing company that was ultimately sold to Quest Diagnostics. From 1983 to 1987, Mr. Rosen was Vice Chairman of Maxxam Group. Prior to that, Mr. Rosen spent twelve years at Shearson American Express in positions in research, investment banking and senior management, and for two years was Assistant to Sanford Weill, the then Chairman and CEO of Shearson. In 2012, Mr. Rosen joined the board of directors of Ares Commercial Real Estate Corporation and Sapient Corporation. Mr. Rosen is a member of the NYU Stern School of Business Board of Overseers and a member of the Council on Foreign Relations. Mr. Rosen received an undergraduate degree from City University of New York and an MBA in finance from NYU's Stern School. The Company believes that Mr. Rosen's over 31 years of experience as a senior executive of financial services, healthcare services and private equity funds brings broad financial industry and specific investment management insight and experience to the Board and that his expertise in finance provides valuable knowledge to the Board. Mr. Rosen is an interested director because of his role as an Operating Adviser to Ares Management.

        Bennett Rosenthal, 50, has served as Chairman of the Board since 2004. Mr. Rosenthal is a Co-Founder and Senior Partner of Ares. He is Co-Head and a Senior Partner of the Ares Private Equity Group and serves as a member of the Board of Directors and Management Committee of Ares. Mr. Rosenthal also is a member of the Investment Committees of the investment adviser and the funds managed by the Ares Private Equity Group and certain funds managed by the Ares Direct Lending Group. Mr. Rosenthal may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Mr. Rosenthal joined Ares in 1998 from Merrill Lynch & Co., where he served as a Managing Director in the Global Leveraged Finance Group. Mr. Rosenthal currently serves on the Board of Directors of Aspen Dental Management, Inc., City Ventures, LLC, Nortek, Inc., the parent entities of CHG Healthcare Holdings L.P., CPG International Inc., Serta International Holdco LLC and Simmons Bedding Company, and several other private companies. Mr. Rosenthal's previous public company board of directors experience includes Maidenform Brands, Inc. and Hanger, Inc. Mr. Rosenthal also serves on the Board of Trustees of the Windward School in Los Angeles. Mr. Rosenthal graduated summa cum laude with a BS in Economics from the University of Pennsylvania's Wharton School of Business where he also received his MBA with distinction. The Company believes that Mr. Rosenthal's intimate knowledge of the business and operations of Ares, extensive experience in the financial industry as well as the management of private equity and debt investments in particular and experience as a director of other public and private companies not only give the Board valuable insight but also position him well to continue to serve as the chairman of the Board. Mr. Rosenthal is an interested director because he is on the Investment Committee of the investment adviser, is a Co-Founder and Senior Partner of Ares and serves on the Board of Directors and Management Committee of Ares.

Class III Directors (Term expires at the 2016 Annual Meeting of Stockholders)

Independent Directors

        Frank E. O'Bryan, 80, has served as a director of the Company since 2005 and currently serves on the audit committee and the nominating and governance committee. Mr. O'Bryan served as Chairman of the Board of WMC Mortgage Company from 1997 to 2003 and as a Vice Chairman until 2004, when the company was sold to General Electric Corporation. Mr. O'Bryan served as Vice Chairman of Shearson/American Express Mortgage Corp. (formerly Western Pacific Financial) and as a Director of Shearson American Express from 1981 to 1985 and prior to that served as a Director and senior executive of Shearson Hayden Stone from 1979 to 1981. Mr. O'Bryan holds a BS in Business from the University of Arizona. Mr. O'Bryan is a past member of the boards of directors of Damon Corporation, Grubb & Ellis, Standard Pacific Corporation, Farmers & Merchants Bank and The First American Financial Corporation. The Company believes that Mr. O'Bryan's long and varied business career, including his service as a director of numerous public and private companies, allows him to provide key experience and insight, especially with respect to issues specific to boards of directors of public companies and companies in the financial services industry, and that Mr. O'Bryan also provides valuable knowledge and expertise in financial and accounting matters to the Board and the audit committee from his service on the audit committees of The First American Financial Corporation and Standard Pacific Corporation.

        Eric B. Siegel, 56, has served as a director of the Company since 2004 and has been the lead independent director of the Board since 2010. Mr. Siegel currently serves on the audit committee and is the chairperson of the nominating and governance committee. Since 1995, Mr. Siegel has been an independent business consultant providing advice through a limited liability company owned by Mr. Siegel, principally with respect to acquisition strategy and structuring, and the subsequent management of acquired entities. Mr. Siegel is currently a member of the Advisory Board of and Special Advisor to the Chairman of the Milwaukee Brewers Baseball Club and a director and Chairman of the Executive Committee of El Paso Electric Company, a NYSE publicly traded utility company. Mr. Siegel is also a past member of the boards of directors of a number of public and private companies, including Kerzner International Ltd. Mr. Siegel is a retired limited partner of Apollo Advisors, L.P. and Lion Advisors, L.P., private investment management firms. Mr. Siegel is a member of the board of directors of the Friends of the Los Angeles Saban Free Clinic and a past member of the Board of Trustees of the Marlborough School. Mr. Siegel holds his BA summa cum laude and Phi Beta Kappa and JD Order of the Coif from the University of California at Los Angeles. The Company believes that Mr. Siegel's experience practicing as a corporate lawyer provides valuable insight to the Board on regulatory and risk management issues and his experience as a partner in investment firms and over 20 years of experience serving as a director for both public and private companies provide industry-specific knowledge and expertise to the Board.

Interested Director

        Antony P. Ressler, 53, has served as a director of the Company since April 2010. Mr. Ressler is a Co-Founder, Senior Partner and Chief Executive Officer of Ares. He serves as Chairman of the Board of Directors and Management Committee of Ares. Mr. Ressler is also a Senior Partner of the Ares Private Equity Group and a member of the Investment Committees of funds managed by the Ares Private Equity Group and certain funds managed by the Ares Tradable Credit Group. Mr. Ressler may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Prior to Ares, Mr. Ressler was a co-founder of Apollo Management, L.P. in 1990 and was a member of the original six-member management team. Mr. Ressler oversaw and led the capital markets activities of Apollo Management, L.P. and Lion Advisors, L.P. from 1990 until 1997, particularly focusing on high yield bonds, leveraged loans and other fixed income assets. Prior to 1990, Mr. Ressler served as a Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert Inc., with responsibility for the New Issue/Syndicate Desk. Mr. Ressler currently serves on the board of directors of Air Lease Corporation. Mr. Ressler is also a member of the Executive Committee of the Board of Trustees of the Cedars Sinai Medical Center, is Finance Chair and a member of the Executive Committee of the Los Angeles County Museum of Art (LACMA), and is Founder and Co-Chairman of the Alliance for College Ready Public Schools, a high performing group of eighteen charter high schools and middle schools based in Los Angeles. Mr. Ressler is also one of the founding members of the board and Finance Chair of the Painted Turtle Camp, a southern California based organization (affiliated with Paul Newman's Hole in the Wall Association), which was created to serve children dealing with chronic and life threatening illnesses by creating memorable, old-fashioned camping experiences. Mr. Ressler is also a former member of the board of directors of WCA Waste Corporation. Mr. Ressler received his BSFS from Georgetown University's School of Foreign Service and received his MBA from Columbia University's Graduate School of Business. The Company believes that Mr. Ressler's intimate knowledge of the business and operations of Ares and the Company, his extensive experience in the financial industry and as a partner in investment firms and his service as a director of other public companies provides industry-specific knowledge and expertise to the Board. Mr. Ressler is an interested director because he is a Co-Founder, Senior Partner and Chief Executive Officer of Ares and serves as Chairman of the Board of Directors and Management Committee of Ares.

Executive Officers and Certain Other Officers Who Are Not Directors

        Joshua M. Bloomstein, 40, serves as the General Counsel, Vice President and Secretary of the Company. He joined Ares in November 2006 and currently serves as the Deputy General Counsel of Ares Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Prior to joining Ares, Mr. Bloomstein was an attorney with Latham & Watkins LLP specializing in leveraged buyouts and private equity investments as well as general partnership and corporate matters. Mr. Bloomstein graduated magna cum laude with a BA in Political Science from the State University of New York at Albany and received a JD degree, magna cum laude, from the University of Miami, where he was elected to the Order of the Coif.

        R. Kipp deVeer, 41, serves as President of the Company. He joined Ares in May 2004 and currently serves as a Senior Partner in and Co-Head of the Ares Direct Lending Group and member of the Management Committee of Ares. Mr. deVeer may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Mr. deVeer is a member of the Investment Committees of the investment adviser, the Ares Direct Lending Group and Ares Management Limited (through which Ares Management manages its European private debt and capital markets businesses) and one of the two investment committees of Ivy Hill Asset Management. Mr. deVeer is also a director of Ares Management Limited. Prior to joining Ares, Mr. deVeer was a partner at RBC Capital Partners, a division of Royal Bank of Canada, which led the firm's middle-market financing and principal investment business. Mr. deVeer joined RBC in October 2001 from Indosuez Capital, where he was Vice President in the Merchant Banking Group. Previously, Mr. deVeer worked at J.P. Morgan and Co., both in the Special Investment Group of J.P. Morgan Investment Management, Inc. and the

Investment Banking Division of J.P. Morgan Securities Inc. Mr. deVeer received a BA from Yale University and an MBA from Stanford University's Graduate School of Business.

        Mitchell Goldstein, 47, serves as an Executive Vice President of the Company. Mr. Goldstein joined Ares in May 2005 and currently serves as a Senior Partner in the Ares Direct Lending Group, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Mr. Goldstein is a member of the Investment Committees of the investment adviser and of the Ares Direct Lending Group and both investment committees of Ivy Hill Asset Management. Prior to joining Ares, Mr. Goldstein worked at Credit Suisse First Boston ("CSFB"), where he was a Managing Director in the Financial Sponsors Group. At CSFB, Mr. Goldstein was responsible for providing investment banking services to private equity funds and hedge funds with a focus on M&A and restructurings as well as capital raisings, including high yield, bank debt, mezzanine debt, and IPOs. Mr. Goldstein joined CSFB in 2000 at the completion of the merger with Donaldson, Lufkin & Jenrette. From 1998 to 2000, Mr. Goldstein was at Indosuez Capital, where he was a member of the Investment Committee and a Principal, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. From 1993 to 1998, Mr. Goldstein worked at Bankers Trust. Mr. Goldstein graduated summa cum laude from the State University of New York at Binghamton with a BS in Accounting, received an MBA from Columbia University's Graduate School of Business and is a Certified Public Accountant.

        Miriam Krieger, 37, serves as Chief Compliance Officer of the Company. She joined Ares in April 2010 and currently serves as Ares Management's Deputy Chief Compliance Officer—Direct Lending, and may from time to time, serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From March 2008 until joining Ares, Ms. Krieger was Chief Compliance Officer and Corporate Secretary of Allied Capital Corporation, where she also served as Executive Vice President from August 2008 until April 2010 and as Senior Vice President from March 2008 to August 2008. Ms. Krieger also served as Senior Vice President and Chief Compliance Officer at MCG Capital Corporation, a publicly traded business development company, from 2006 to 2008 and Vice President and Assistant General Counsel from 2004 to 2006. From 2001 to 2004, Ms. Krieger was an associate in the Financial Services Group of the law firm of Sutherland Asbill & Brennan LLP. Ms. Krieger graduated with a BA in Economics and Political Science from Wellesley College and received a JD and an MA in Economics from Duke University.

        Scott C. Lem, 36, serves as Chief Accounting Officer, Vice President and Treasurer of Ares Capital. Mr. Lem previously served as Assistant Treasurer of the Company from May 2009 to May 2013. He joined Ares in July 2003 and currently serves as Chief Accounting Officer of Ares Capital Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From July 2003 to December 2008, Mr. Lem served as Controller of Ares Management. Previously, Mr. Lem was with Ernst & Young LLP and Arthur Andersen LLP, most recently as a Senior Associate conducting audits for clients across several industries including entertainment, hospitality and real estate. Mr. Lem graduated summa cum laude with a BS in Accounting from the University of Southern California's Leventhal School of Accounting and summa cum laude with a BS in Business Administration from the University of Southern California's Marshall School of Business. Mr. Lem has also received an MBA in Finance from UCLA's Anderson School of Management. Mr. Lem is a Certified Public Accountant (Inactive).

        Daniel F. Nguyen, 42, serves as a Vice President and Assistant Treasurer of the Company. He joined Ares in August 2000 and serves as Executive Vice President and Chief Financial Officer of Ares and a member of the Management Committee of Ares, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Mr. Nguyen also serves as Chief Financial Officer of Ares Dynamic

Credit Allocation Fund, Inc. and Ares Multi-Strategy Credit Fund, Inc., two publicly traded closed-end funds managed by an affiliate of Ares Management, and as Treasurer of Ares Commercial Real Estate Corporation. From March 2007 to December 2010 and from September 2012 to May 2013, Mr. Nguyen served as Treasurer of the Company and from August 2004 to March 2007, as Chief Financial Officer of the Company. From 1996 to 2000, Mr. Nguyen was with Arthur Andersen LLP, where he was in charge of conducting business audits on financial clients, performing due diligence investigation of potential mergers and acquisitions and analyzing changes in accounting guidelines for derivatives. Mr. Nguyen graduated with a BS in Accounting from the University of Southern California's Leventhal School of Accounting and received an MBA in Global Business from Pepperdine University's Graziadio School of Business and Management. Mr. Nguyen also studied European Business at Oxford University as part of the M.B.A. curriculum. Mr. Nguyen is a Chartered Financial Analyst® and a Certified Public Accountant.

        Penni F. Roll, 48, serves as the Chief Financial Officer of the Company. She joined Ares in April 2010 as Executive Vice President—Finance of Ares Capital Management and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Ms. Roll served as Chief Financial Officer of Allied Capital Corporation from 1998 until April 2010. Ms. Roll joined Allied Capital Corporation in 1995 as its Controller after serving as a Manager in KPMG LLP's financial services practice. Ms. Roll graduated magna cum laude with a BSBA in Accounting from West Virginia University. Ms. Roll is a Certified Public Accountant (Inactive).

        Michael L. Smith, 43, serves as an Executive Vice President of the Company. Mr. Smith joined Ares in May 2004 and currently serves as a Senior Partner in the Ares Direct Lending Group, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Mr. Smith is a member of the Investment Committees of the investment adviser and the Ares Direct Lending Group and one of the two investment committees of Ivy Hill Asset Management. Prior to joining Ares, Mr. Smith was a Partner at RBC Capital Partners, a division of Royal Bank of Canada, which led the firm's middle-market financing and principal investment business. Mr. Smith joined RBC in October 2001 from Indosuez Capital, where he was a Vice President in the Merchant Banking Group. Previously, Mr. Smith worked at Kenter, Glastris & Company, and at Salomon Brothers Inc., in their Debt Capital Markets Group and Financial Institutions Group. Mr. Smith received a BS in Business Administration, cum laude, from the University of Notre Dame and a Masters in Management from Northwestern University's Kellogg Graduate School of Management.

        Michael D. Weiner, 61, serves as a Vice President of the Company. Mr. Weiner serves as General Counsel and Chief Legal Officer of Ares and is a member of the Management Committee of Ares. He may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Mr. Weiner has also served as Vice President and General Counsel of Ares Commercial Real Estate Corporation since 2012. From September 2006 to January 2010, Mr. Weiner served as General Counsel of the Company. Mr. Weiner joined Ares in September 2006. Previously, Mr. Weiner served as General Counsel to Apollo Management L.P. and had been an officer of the corporate general partners of Apollo since 1992. Prior to joining Apollo, Mr. Weiner was a partner in the law firm of Morgan, Lewis & Bockius specializing in corporate and alternative financing transactions, securities law as well as general partnership, corporate and regulatory matters. Mr. Weiner has served on the boards of directors of several corporations. Mr. Weiner currently serves on the Board of Governors of the Cedars Sinai Medical Center in Los Angeles. Mr. Weiner graduated with a BS in Business and Finance from the University of California at Berkeley and a JD from the University of Santa Clara.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        To the Company's knowledge, as of April 16, 2014, there were no persons that owned 25% or more of the Company's outstanding voting securities and no person would be deemed to control the Company, as such term is defined in the Investment Company Act.

        The following table sets forth, as of April 16, 2014 (unless otherwise noted), the number of shares of the Company's common stock beneficially owned by each of its current directors and named executive officers, all directors, executive officers and certain other officers as a group and certain beneficial owners, according to information furnished to the Company by such persons or publicly available filings.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of the Company's common stock is based upon Schedule 13D, Schedule 13G or other filings by such persons with the Commission and other information obtained from such persons. To the Company's knowledge, as of April 16, 2014, there were no persons that owned 5% or more of the outstanding shares of the Company's common stock. Except as otherwise noted below, each person named in the following table has sole voting and investment power with respect to all shares of the Company's common stock that he or she beneficially owns.

        The address for Mr. Arougheti, Mr. Rosen and Ms. Roll is c/o Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167. The address for each of the other directors, executive officers and certain other officers is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors and Named Executive Officers:
Interested Directors
Michael J. Arougheti	533,817	*
Antony P. Ressler	2,594,744(2)	*
Robert L. Rosen	15,000	*
Bennett Rosenthal	255,138(3)
Independent Directors
Steve Bartlett	2,900(4)	*
Ann Torre Bates	5,149(5)	*
Steven B. McKeever	1,650
Frank E. O'Bryan	12,400(6)	*
Eric B. Siegel	27,102(7)	*
Named Executive Officers Who Are Not Directors
Penni F. Roll	49,452(8)	*
All Directors, Executive Officers and Certain Other Officers as a Group (18 persons)	3,873,678(9)	*

*
Represents less than 1%.

(1)
Based on 298,269,678 shares of common stock outstanding as of April 16, 2014.

(2)
Consists of (i) 1,003,568 shares of common stock indirectly beneficially owned by Mr. Ressler through TJ Capital Investors LLC of which Mr. Ressler is the manager; and (ii) 1,591,176 shares of common stock indirectly beneficially owned by Mr. Ressler through a family foundation of which Mr. Ressler is the trustee.

(3)
Consists of 255,138 shares of common stock indirectly beneficially owned by Mr. Rosenthal through BAR Holdings, LLC of which Mr. Rosenthal is the manager.

(4)
The shares of the Company's common stock held by Mr. Bartlett have been pledged as security in connection with a line of credit with a third party financial institution unaffiliated with the Company.

(5)
Consists of (i) 2,874 shares of common stock owned directly; and (ii) 2,275 shares of common stock indirectly beneficially owned by Ms. Bates through her spouse.

(6)
Consists of (i) 400 shares of common stock owned directly; and (ii) 12,000 shares of common stock indirectly beneficially owned by Mr. O'Bryan through a family trust of which Mr. O'Bryan is the trustee and beneficiary.

(7)
Consists of (i) 16,775 shares of common stock owned directly; (ii) 8,166 shares of common stock indirectly beneficially owned by Mr. Siegel through his spouse; and (iii) 2,161 shares of common stock indirectly beneficially owned by Mr. Siegel as a custodian for the accounts of his children. Mr. Siegel has shared voting and investment authority with respect to shares held by his spouse.

(8)
Consists of (i) 8,147 shares of common stock owned directly; and (ii) 41,305 shares of common stock indirectly beneficially owned by Ms. Roll through a trust for the benefit of Ms. Roll, her spouse and her children.

(9)
Includes shares owned by officers of the Company that are not "Named Executive Officers," as defined in Item 402 of Regulation S-K, as promulgated under the Securities Act of 1933 ("Regulation S-K").

 DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY DIRECTORS

        The following table sets forth the dollar range of the Company's equity securities beneficially owned by the director nominees and each of its other directors as of April 16, 2014. The Company is not part of a "family of investment companies," as the term is defined in the Investment Company Act.

Name of Director	Dollar Range of Equity Securities in the Company(1)(2)
Independent Directors(3)
Steve Bartlett(4)	$50,001 - $100,000
Ann Torre Bates	$50,001 - $100,000
Steven B. McKeever	$10,001 - $50,000
Frank E. O'Bryan	Over $100,000
Eric B. Siegel	Over $100,000
Interested Directors
Michael J. Arougheti	Over $100,000
Antony P. Ressler	Over $100,000
Robert L. Rosen	Over $100,000
Bennett Rosenthal	Over $100,000

(1)
The dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000. The dollar range of the Company's equity securities beneficially owned is calculated based on the closing sales price of its common stock as reported on The NASDAQ Global Select Market as of April 16, 2014.

(2)
Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act").

(3)
As of April 16, 2014, to the best of the Company's knowledge, except as listed above, none of the independent directors, nor any of their immediate family members, had any interest in the Company, the investment adviser or any person or entity directly or indirectly controlling, controlled by or under common control with the Company.

(4)
The shares of the Company's common stock held by Mr. Bartlett have been pledged as security in connection with a line of credit with a third party financial institution unaffiliated with the Company.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the Company's directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Commission and the Company. Specific due dates for those reports have been established and the Company is required to report herein any failure to file such reports by those due dates. Based solely upon a review of Forms 3, 4 and 5 filed by such persons, the Company believes that each of its directors and executive officers and any persons holding 10% or more of its common stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2013.

CORPORATE GOVERNANCE

Director Independence

        The Board has a majority of directors who are independent under the listing standards of The NASDAQ Global Select Stock Market LLC. The NASDAQ Marketplace Rules provide that a director of a business development company ("BDC") shall be considered to be independent if he or she is not an "interested person" of the Company, as defined in Section 2(a)(19) of the Investment Company Act. Section 2(a)(19) of the Investment Company Act defines an "interested person" to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

        The Board has determined that the following directors are independent: Ms. Bates and Messrs. Bartlett, McKeever, O'Bryan and Siegel. Based upon information requested from each such director concerning his or her background, employment and affiliations, the Board has affirmatively determined that none of the independent directors has a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board or any committee thereof.

Organization of the Board of Directors

        The Board has established an audit committee and a nominating and governance committee. During 2013, the Board held 15 formal meetings, the audit committee held eight formal meetings, and the nominating and governance committee held four formal meetings. The Company encourages, but does not require, the directors to attend the Company's annual meeting of its stockholders in person. Seven of the nine directors attended last year's annual meeting of stockholders in person. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served.

Board Leadership Structure

        The Board monitors and performs an oversight role with respect to the business and affairs of the Company, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to the Company. Among other things, the Board approves the appointment of the investment adviser, administrator and officers, reviews and monitors the services and activities performed by the investment adviser, administrator and officers and approves the engagement, and reviews the performance of, the Company's independent registered public accounting firm.

        Under the Bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an independent director and believes that its flexibility to select its chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

        Presently, Mr. Rosenthal serves as the chairman of the Board. Mr. Rosenthal is an interested director because he is on the Investment Committee of the investment adviser, is a Co-Founder and Senior Partner of Ares and serves on the Board of Directors and Management Committee Ares. The Company believes that Mr. Rosenthal's history with the Company, familiarity with the Ares investment platform and extensive experience in the management of private equity and debt investments qualifies him to serve as the chairman of the Board. Moreover, the Company believes that it is best served through its existing leadership structure with Mr. Rosenthal as chairman of the Board, as Mr. Rosenthal's relationship with the investment adviser provides an effective bridge between the Board and the investment adviser, thus ensuring an open dialogue between the Board and the investment adviser and that both groups act with a common purpose.

        The independent directors have designated a lead independent director whose duties include, among other things, chairing executive sessions of the independent directors, acting as a liaison between the independent directors and the chairman of the Board and between the independent directors and officers of the Company and the investment adviser, facilitating communication among the independent directors and the Company's counsel, reviewing and commenting on Board and committee meeting agendas and calling additional meetings of the independent directors as appropriate. In August 2010, the Board designated and appointed Mr. Siegel as the lead independent director and Mr. Siegel has served as lead independent director since that time.

        The Company believes that board leadership structures must be evaluated on a case-by-case basis and that its existing board leadership structure is appropriate. However, the Company continually re-examines its corporate governance policies on an ongoing basis to ensure that they continue to meet the Company's needs.

Board Role in Risk Oversight

        The Board performs its risk oversight function and fulfills its risk oversight responsibilities primarily (a) through its two standing committees, which report to the entire Board and are comprised solely of independent directors and (b) by working with the Company's Chief Compliance Officer to monitor risk in accordance with its compliance policies and procedures.

        As described below in more detail under "Audit Committee" and "Nominating and Governance Committee," the audit committee and the nominating and governance committee assist the Board in performing its risk oversight function and fulfilling its risk oversight responsibilities. The audit committee's risk oversight responsibilities include overseeing the Company's accounting and financial reporting processes, assisting the Board in fulfilling the Board's oversight responsibilities relating to the Company's systems of internal controls regarding finance and accounting and audits of the Company's financial statements and disclosure controls and procedures, assisting the Board in determining the fair value of securities that are not publicly traded or for which current market values are not readily available, and discussing with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. The nominating and governance committee's risk oversight responsibilities include selecting, researching and nominating directors for election by the Company's stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees.

        The Board also performs its risk oversight function and fulfills its risk oversight responsibilities by working with the Company's Chief Compliance Officer to monitor risk in accordance with the Company's policies and procedures. The Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer's report, which is reviewed by and discussed with the Board, addresses at a minimum (a) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer's annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company's compliance activities and risks. In addition, the Chief Compliance Officer reports to the Board on a quarterly basis with respect to material compliance matters and meets separately in executive session with the independent directors periodically, but in no event less than once each year.

        The Company believes that the Board's role in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC the Company must comply with certain regulatory requirements and restrictions that control the levels of risk in its business and operations. For example, the Company's ability to incur indebtedness is limited such that its asset coverage must equal at least 200% immediately after each time it incurs indebtedness, the Company generally has to invest at least 70% of its total assets in "qualifying assets" and, subject to certain exceptions, the Company is subject to restrictions on its ability to engage in transactions with Ares and its affiliates. In addition, the Company has elected to be treated as a regulated investment company ("RIC") under the Internal Revenue Code. As a RIC the Company must, among other things, meet certain source of income and asset diversification requirements.

        The Company believes that the extent of the Board's (and its committees') role in risk oversight complements the Board's leadership structure because it allows the Company's independent directors, through the two fully independent Board committees, a lead independent director, executive sessions with each of the Company's Chief Compliance Officer, the Company's independent registered public accounting firm and independent valuation providers, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.

        The Company believes that board roles in risk oversight must be evaluated on a case-by-case basis and that the Board's existing role in risk oversight is appropriate. However, the Board re-examines the manner in which it administers its risk oversight function on an ongoing basis to ensure that it continues to meet the Company's needs.

Audit Committee

        The members of the audit committee are Ms. Bates and Messrs. O'Bryan and Siegel, each of whom is independent for purposes of the Investment Company Act and The NASDAQ Global Select Market's corporate governance regulations. Ms. Bates currently serves as chairperson of the audit committee. Effective June 2, 2014, Mr. Bartlett (who is independent for purposes of the Investment Company Act and The NASDAQ Global Select Market's corporate governance regulations) will take Mr. O'Bryan's place on the audit committee pursuant to a rotation previously approved by the Board.

        The role of the audit committee is to assist the Board in fulfilling its oversight responsibilities by (i) overseeing the Company's accounting and financial reporting processes and the audits of the Company's financial statements and internal control over financial reporting and (ii) reviewing the financial reports and other financial information provided by the Company to the public. The audit committee is also responsible for approving the Company's independent registered public accounting firm and recommending them to the Board (including a majority of the independent directors) for approval and submission to its stockholders for ratification, reviewing with its independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by its independent registered public accounting firm, reviewing the independence of its independent registered public accounting firm and reviewing the adequacy of its internal controls and procedures.

        The audit committee also assists the Board in determining the fair value of debt and equity securities that are not publicly traded or for which current market values are not readily available, and in connection therewith recommends valuation policies to the Board, considers valuation issues with respect to liquid securities and reviews valuations of illiquid securities proposed by the investment adviser. The audit committee also currently receives input from independent valuation firms that have been engaged at the direction of the Board to value certain portfolio investments. In addition, the audit committee is responsible for discussing with the Company's officers and management of the investment adviser the Company's major financial risk exposures and the steps the Company has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. The audit committee also reviews and approves all transactions with related persons of the Company that are brought to the audit committee's attention.

        This description of the audit committee's role and responsibilities is summary in nature, is not exhaustive and is qualified in its entirety by reference to the charter of the audit committee, which can be accessed via the Company's website at www.arescapitalcorp.com. The contents of the Company's website are not intended to be incorporated by reference into this proxy statement or in any other report or document it files with the Commission, and any references to the Company's website are intended to be inactive textual references only.

        The Board has determined that Ms. Bates and Mr. O'Bryan are each an "audit committee financial expert" within the meaning of the rules of the Commission.

Nominating and Governance Committee

        The members of the nominating and governance committee are Messrs. McKeever, O'Bryan and Siegel, each of whom is independent for purposes of the Investment Company Act and The NASDAQ Global Select Market's corporate governance regulations. Mr. Siegel currently serves as chairman of the nominating and governance committee. The nominating and governance committee is responsible for (i) developing and reviewing changes in policies regarding the nomination of directors and recommending such policies or any changes in such policies to the Board for approval, (ii) identifying individuals qualified to become directors, (iii) evaluating and recommending to the Board nominees to fill vacancies on the Board or to stand for election by the stockholders of the Company, (iv) reviewing the Company's policies relating to corporate governance and providing feedback on such policies to the Board, and (v) overseeing the evaluation of the Board and its committees.

        The nominating and governance committee's policy is to identify potential nominees based on suggestions from the members of the nominating and governance committee, other members of the Board, the Company's executive officers, management of the investment adviser and stockholders of the Company and by other means, and to evaluate such persons as a committee. In addition, from time to time, the Board may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate.

        In considering which persons to nominate as directors for election by stockholders, the Board and its nominating and governance committee consider the diversity of skills, experiences and perspectives of candidates. The nominating and governance committee has adopted certain policies regarding director nominations that provide that the Board shall take into account candidates that represent a range of backgrounds and experience. As required by such policies, qualified candidates for membership on the Board will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The nominating and governance committee will review and evaluate each candidate's character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company's stockholders), as well as the overall size and composition of the Board, and recommend to the Board for its approval the slate of directors to be nominated for election at the annual meeting of the Company's stockholders. In general, the Company seeks a Board that includes a diversity of perspectives and a broad range of experiences and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company. The Board and its nominating and governance committee periodically review board composition and the policies with respect thereto and as part of this review, the nominating and governance committee evaluates the effectiveness of its policies, including the provisions with respect to diversity.

        In considering possible candidates for election as a director, the nominating and governance committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

  •
  are of high character and integrity;

  •
  are accomplished in their respective fields, with superior credentials and recognition;

  •
  have relevant expertise and experience upon which to be able to offer advice and guidance to the Company's officers and management of the investment adviser and the administrator;

  •
  have sufficient time available to devote to the affairs of the Company;

  •
  are able to work with the other members of the Board and contribute to the success of the Company;

  •
  can represent the long-term interests of the Company's stockholders as a whole; and

  •
  are selected such that the Board represents a range of backgrounds and experience.

        The nominating and governance committee also considers all applicable legal and regulatory requirements that govern the composition of the Board.

        The nominating and governance committee may consider recommendations for nomination of directors from the Company's stockholders. Nominations made by stockholders must be delivered to or mailed (setting forth the information required by the Bylaws) and received at the Company's principal executive offices not earlier than 150 days nor fewer than 120 days in advance of the first anniversary of the date on which the Company first mailed its proxy materials for the previous year's annual meeting of stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nomination must be received no earlier than the 150th day prior to the date of such annual meeting nor later than the later of (1) the 120th day prior to the date of such annual meeting or (2) the 10th day following the day on which public announcement of such meeting date is first made.

        In addition to information regarding the nominating stockholder as set forth in the Bylaws, a stockholder's notice shall set forth as to each individual whom the stockholder proposes to nominate for election or reelection as a director:

  •
  the name, age, business address and residence address of such individual;

  •
  the class, series and number of any shares of stock of the Company that are beneficially owned by such individual;

  •
  the date such shares were acquired and the investment intent of such acquisition;

  •
  whether such stockholder believes any such individual is, or is not, an "interested person" of the Company, as defined in the Investment Company Act or is, or is not, "independent" as set forth in the requirements established by The NASDAQ Global Select Market or any other exchange or automated quotation service on which the Company's securities are listed, and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to make either such determination; and

  •
  all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        All nominees properly submitted to the Company (or which the nominating and governance committee otherwise elects to consider) will be evaluated and considered by the members of the nominating and governance committee using the same criteria as nominees identified by the nominating and governance committee itself.

        This description of the nominating and governance committee's role and responsibilities is summary in nature, is not exhaustive and is qualified in its entirety by reference to the charter of the nominating and governance committee, which can be accessed via the Company's website at www.arescapitalcorp.com. The contents of the Company's website are not intended to be incorporated by reference into this proxy statement or in any other report or document it files with the Commission, and any references to the Company's website are intended to be inactive textual references only.

Compensation Committee

        Currently, the Board does not have a compensation committee because the Company's executive officers do not receive any direct compensation from the Company. However, the compensation payable to the investment adviser pursuant to the investment advisory and management agreement is separately approved by a majority of the independent directors in accordance with NASDAQ Marketplace Rule 5605A(d) and Section 15(c) of the Investment Company Act.

        On January 11, 2013, NASDAQ amended its listing rules to require that, subject to certain exceptions, each NASDAQ-listed company have in place a compensation committee comprised of independent directors by the earlier of such company's first annual meeting after January 15, 2014 and October 31, 2014. Given that the only compensation paid by the Company is already required to be approved by a majority of the Company's independent directors pursuant to Section 15(c) of the Investment Company Act and by the audit committee of the Board pursuant to the charter of the audit committee, the Company expects to satisfy the amended NASDAQ rules by amending its audit committee charter to allocate the responsibilities of the compensation committee to the audit committee within the compliance time frames set forth therein.

Communications Between Stockholders and the Board of Directors

        The Board welcomes communications from the Company's stockholders. Stockholders may send communications to the Board, or to any particular director, to the following address: c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Code of Conduct

        The Company has adopted a code of conduct that applies to, among others, its officers, including its Chief Executive Officer and its Chief Financial Officer, as well as the members of the Board. The Company's code of conduct can be accessed via the Company's website at www.arescapitalcorp.com. The Company intends to disclose any amendments to or waivers of required provisions of the code of conduct on the Company's website.

 COMPENSATION DISCUSSION AND ANALYSIS

        Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not currently expect to have any employees. Services necessary for our business are provided by individuals who are employees or other affiliates of the investment adviser or the administrator, pursuant to the terms of our investment advisory and management agreement and our administration agreement, respectively. Each of our executive officers is an employee or other affiliate of the investment adviser or the administrator. Our day-to-day investment operations are managed by the investment adviser. Most of the services necessary for the origination and administration of our investment portfolio are provided by individuals employed by the investment adviser or the administrator. In addition, we reimburse the administrator for its allocable portion of expenses incurred by it in performing its obligations under the administration agreement, including its allocable portion of the cost of certain of our officers and their respective staffs, and the investment adviser for certain expenses under the investment advisory and management agreement.

        For the year ended December 31, 2013, in accordance with the investment advisory and management agreement, we accrued, and the investment adviser earned, base management fees and incentive fees related to pre-incentive fee net investment income of $104.9 million and $110.5 million, respectively. Additionally, for the year ended December 31, 2013, we accrued capital gains incentive fees of $11.6 million in accordance with United States generally accepted accounting principles and as of December 31, 2013, the total capital gains incentive fee payable calculated in accordance with GAAP was $80.9 million. However, the capital gains incentive fees actually payable to the investment adviser as calculated under our investment advisory and management agreement for the year ended December 31, 2013 was $17.4 million. In addition, during the year ended December 31, 2013, Ares Operations incurred $12.3 million of allocable expenses that were payable by the Company under the administration agreement.

        The Company has entered into indemnification agreements with each of its current directors and officers and members of the investment adviser's investment committee and intends to enter into indemnification agreements with each of its future directors and officers and future members of the investment adviser's investment committee. The indemnification agreements provide these directors, officers and other persons the maximum indemnification permitted under Maryland law and the Investment Company Act. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities that such person may incur by reason of his or her status as a present or former director or officer or member of the investment adviser's investment committee in any action or proceeding arising out of the performance by such person as a present or former director or officer or member of the investment adviser's investment committee.

 DIRECTOR COMPENSATION TABLE

        The following table shows information regarding the compensation earned or actually received by the Company's directors, none of whom is an employee of the Company, for service as a director for the fiscal year ended December 31, 2013. No compensation is paid by the Company to interested directors. No information has been provided with respect to executive officers of the Company who are not directors since its executive officers do not receive any direct compensation from the Company.

Name	Fees Earned or Paid in Cash(1)	Total
Independent Directors
Steve Bartlett	$162,000	$162,000
Ann Torre Bates	$178,500	$178,500
Steven B. McKeever	$168,500	$168,500
Frank E. O'Bryan	$164,500	$164,500
Eric B. Siegel	$189,500	$189,500
Interested Directors
Michael J. Arougheti	None	None
Antony P. Ressler	None	None
Robert L. Rosen(2)	None	None
Bennett Rosenthal	None	None

(1)
For a discussion of the independent directors' compensation, see below.

(2)
While Mr. Rosen did not receive any compensation from the Company for the fiscal year ended December 31, 2013, he did receive $160,500 from Ares Management in connection with his service as a director of the Company for such period.

        The independent directors receive an annual fee of $125,000. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the chairperson of the audit committee receives an additional annual fee of $5,000, the lead independent director receives an additional annual fee of $10,000, and each chairperson of any other committee receives an additional annual fee of $2,000 for his or her additional services in these capacities. In addition, the Company purchases directors' and officers' liability insurance on behalf of its directors and officers.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to it. For example, the Company has a code of conduct that generally prohibits any employee, officer or director of the Company from engaging in any transaction where there is a conflict between such individual's personal interest and the interests of the Company. Waivers to the code of conduct can generally only be obtained from the Chief Compliance Officer, the chairman of the Board or the chairperson of the audit committee and are publicly disclosed as required by applicable law and regulations. In addition, the audit committee is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).

        As a BDC, the Company is also subject to certain regulatory requirements that restrict the Company's ability to engage in certain related-party transactions. The Company has separate policies and procedures that have been adopted to ensure that it does not enter into any such prohibited transactions without seeking necessary approvals.

        The Company is party to an investment advisory and management agreement with Ares Capital Management, whose sole member is Ares Management, an entity in which certain directors and officers of the Company and members of the investment committee of the investment adviser may have indirect ownership and pecuniary interests. Certain directors and officers of the Company and members of the investment committee of the investment adviser also serve as officers or principals of other investment managers affiliated with Ares Management that currently, and may in the future, manage investment funds with investment objectives similar to the Company's investment objective. In addition, certain of the Company's officers and directors and the members of the investment committee of the investment adviser serve or may serve as officers, directors or principals of entities that operate in the same or related line of business as the Company or of investment funds managed by the Company's affiliates. Accordingly, the Company may not be made aware of and/or be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with Ares Management. However, the investment adviser intends to allocate investment opportunities in a fair and equitable manner in accordance with the investment adviser's investment allocation policy. The address of Ares Capital Management LLC is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

        Pursuant to the terms of the administration agreement between Ares Operations and the Company, Ares Operations, whose sole member is Ares Management, currently provides the Company with certain administrative and other services necessary to conduct the Company's day-to-day operations, and the Company reimburses Ares Operations, at cost, for the Company's allocable portion of overhead and other expenses (including travel expenses) incurred by Ares Operations in performing its obligations under the administration agreement, including the Company's allocable portion of the cost of certain of its officers (including its chief compliance officer, chief financial officer, chief accounting officer, general counsel, secretary and treasurer) and their respective staffs, but not investment professionals. The address of Ares Operations is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

        The Company's portfolio company, Ivy Hill Asset Management, L.P. ("IHAM"), is party to an administration agreement with Ares Operations, pursuant to which Ares Operations provides IHAM with, among other things, office facilities, equipment, clerical, bookkeeping and record keeping services, services relating to the marketing and sale of interests in vehicles managed by IHAM, services of, and oversight of, custodians, depositaries, accountants, attorneys, underwriters and such other persons in any other capacity deemed to be necessary. Under the IHAM administration agreement, IHAM reimburses Ares Operations for all of the actual costs associated with such services, including its allocable portion of Ares Operations' overhead and the cost of Ares Operations' officers and respective staff in performing its obligations under the IHAM administration agreement.

        The Company is party to an office lease pursuant to which it is leasing New York office facilities from a third party (the "43rd/44th Floor Space"). The Company has previously entered into separate subleases with Ares Management and IHAM, pursuant to which Ares Management and IHAM subleased 15% and 20%, respectively, of the Company's 43rd/44th Floor Space for a rent equal to 15% and 20%, respectively, of the base annual rent payable by the Company under the Company's lease for the 43rd/44th Floor Space, plus certain additional costs and expenses. In September 2013, these subleases were amended to provide that Ares Management and IHAM sublease approximately 35% and 18%, respectively, of the Company's 43rd/44th Floor Space for a rent equal to 35% and 18%, respectively, of the base annual rent payable by the Company under the Company's lease for the 43rd/44th Floor Space, plus certain additional costs and expenses.

        The Company is also party to an office lease pursuant to which it began leasing additional New York office space in early 2013 (the "42nd Floor Space"). The Company has entered into a sublease with Ares Management to sublease 100% of the 42nd Floor Space to Ares Management for a rent equal to 100% of the base annual rent payable by us under the Company's lease for the 42nd Floor Space, plus certain additional costs and expenses.

        The Company also is party to an office lease with a third party for office space in Washington D.C. The Company entered into an office sublease with Ares Management in September 2013, pursuant to which Ares Management subleases approximately 54% of the Washington, D.C. office space leased by the Company for a rent equal to 54% of the base annual rent payable by us under the Company's office lease, plus certain additional costs and expenses.

        The Company had also entered into an office sublease with Ares Commercial Real Estate Management LLC ("ACREM"), a wholly owned subsidiary of Ares Management, pursuant to which the Company was subleasing approximately 12% of ACREM's Chicago office space for a fixed rent equal to 12% of the base annual rent payable by ACREM under its office lease, plus certain additional costs and expenses. The Company's office sublease with ACREM was terminated on June 30, 2013.

        In September 2013, the Company also entered into two office subleases with Ares Management, pursuant to which (i) the Company subleases approximately 42% of Ares Management's Chicago office space for a rent equal to 42% of the base annual rent payable by Ares Management under its office lease, plus certain additional costs and expenses and (ii) the Company subleases approximately 7% of certain of Ares Management's Los Angeles office space for a rent equal to 7% of the base annual rent payable by Ares Management under such office lease, plus certain additional costs and expenses.

        The Company has also entered into a license agreement with Ares Management pursuant to which Ares Management has agreed to grant the Company a non-exclusive, royalty-free license to use the name "Ares." Under this agreement, the Company will have a right to use the Ares name for so long as Ares Capital Management remains its investment adviser. Other than with respect to this limited license, the Company has no legal right to the "Ares" name.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee and the Board, including a majority of the independent directors, have selected KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014 and are submitting the selection of KPMG LLP to the stockholders for ratification.

        If the stockholders fail to ratify the selection, the audit committee and the Board will reconsider whether or not to continue to retain KPMG LLP. Even if the selection is ratified, the audit committee and the Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        KPMG LLP has advised the Company that neither the firm nor any present member or associate of it has any financial interest, direct or indirect, in the Company or its affiliates.

        The Company expects that a representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so chooses and will be available to answer questions.

        The Company engaged KPMG LLP to act as its independent registered public accounting firm for 2013.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following are aggregate fees billed to the Company by KPMG LLP during each of the last two fiscal years:

	Fiscal Year Ended December 31
	2013	2012
Audit Fees	$1,685,000	$1,536,000
Audit-Related Fees	82,000	145,000
Tax Fees	732,076	883,887
All Other Fees	0	0

Total Fees	$2,499,076	$2,564,887

  Audit Fees

        Audit fees consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

  Audit Related Fees

        Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include audit, attestation and agreed-upon procedures engagements that are not required by statute or regulation, such as agreed-upon procedures related to financial covenant compliance under revolving debt agreements.

  Tax Fees

        Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, customs and duties, mergers and acquisitions and international tax planning.

  All Other Fees

        All other fees consist of fees for products and services other than the services reported above.

        The audit committee, or the chairperson of the audit committee to whom such authority was delegated by the audit committee, must pre-approve all services provided by the independent registered public accounting firm. Any such pre-approval by the chairperson must be presented to the audit committee at its next regular quarterly meeting. The audit committee has also adopted policies and procedures for pre-approving certain non-prohibited work performed by the Company's independent registered public accounting firm. Specifically, the committee has pre-approved the use of KPMG LLP for specific types of services within the following categories: permitted audit, audit-related, tax and other. In each case, the committee has also set a specific annual limit, which can be updated, on the amount of such services which the Company may obtain from the Company's independent registered public accounting firm. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933 or the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

        The role of the audit committee (the "Audit Committee") of the board of directors (the "Board") of Ares Capital Corporation (the "Company") is to assist the Board in fulfilling its oversight responsibilities by (1) overseeing the Company's accounting and financial reporting processes and the audits of the Company's financial statements and internal control over financial reporting and (2) reviewing the financial reports and other financial information provided by the Company to the public. However, it is not the Audit Committee's duty to plan or conduct the audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles or that its internal control over financial reporting is effective. The Company's management is responsible for the preparation, presentation and integrity of its financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

        The independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and for auditing and reporting on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee has reviewed and discussed the Company's audited financial statements, along with management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's evaluation of the Company's internal control over financial reporting, with management and with KPMG LLP, the Company's independent registered public accounting firm for 2013. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect (which superseded Statement on Auditing Standards No. 61), as adopted by the Public Company Accounting Oversight Board for audits of fiscal years beginning on or after December 15, 2012. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm its independence.

        The Board has determined that each member of the Audit Committee is independent for purposes of the Investment Company Act of 1940, as amended, and The NASDAQ Global Select Market's corporate governance regulations. The Board has also determined that each member is able to read and understand fundamental financial statements, as such qualifications are defined under the rules of The NASDAQ Global Select Market's corporate governance regulations, and that Ms. Bates and Mr. O'Bryan are each an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission (the "Commission").

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2013 be included in the Company's Annual Report on Form 10-K for such year for filing with the Commission. In addition, the Audit Committee has approved, and recommended to the Board that it approve, KPMG LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2014 and that the selection of KPMG LLP be submitted to the Company's stockholders for ratification.

The Audit Committee Ann Torre Bates (Chairperson) Frank O'Bryan Eric B. Siegel

        The affirmative vote of holders of at least a majority of the votes cast at the Annual Meeting is required for ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice "Against" or "Abstain" is specified.

        The Board, based on the approval and recommendation of the audit committee, recommends voting for ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

PROPOSAL 3: AUTHORIZATION OF THE COMPANY TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK AT A PRICE BELOW ITS THEN CURRENT NET ASSET VALUE PER SHARE SUBJECT TO THE CONDITIONS SET FORTH IN THIS PROPOSAL

        The Company is a closed-end investment company that has elected to be regulated as a BDC under the Investment Company Act. As a BDC, the Company is generally prohibited from issuing its common stock at a price below the then current net asset value per share ("NAV") unless it meets certain conditions, including obtaining stockholder approval.

        As a result, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock, not exceeding 25% of its then outstanding common stock, at a price below NAV, subject to the conditions set forth in this proposal. If approved, the authorization would be effective for securities issued during a period beginning on the date of such stockholder approval and expiring on the earlier of the anniversary of the date of the Annual Meeting and the date of the Company's 2015 Annual Meeting of Stockholders, which is expected to be held in June 2015. The Company's stockholders approved similar proposals at the Company's 2009, 2010, 2011, 2012 and 2013 Annual Meetings of Stockholders.

        The Board, including a majority of the directors who have no financial interest in this proposal and a majority of the independent directors, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. The Board believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the Company's best interests and the best interests of its stockholders. This would, among other things, provide access to capital markets to pursue attractive investment opportunities during periods of volatility, improve capital resources to enable the Company to compete more effectively for high quality investment opportunities and add financial flexibility to comply with BDC and credit facility requirements, including the approximate 1:1 debt to equity ratio. Upon obtaining the requisite stockholder approval, the Company will comply with the conditions described below in connection with any offering undertaken pursuant to this proposal. See below for a discussion of the risks of dilution.

Background and Reasons to Offer Common Stock Below NAV

  Market Conditions Have Created, and May in the Future Create, Attractive Investment Opportunities

        From time to time, capital markets may experience periods of disruption and instability. For example, between 2008 and 2009, the global capital markets were unstable as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. As a result of the disruption and volatility in the credit markets during this time, the Company saw a reduction in capital available to certain specialty finance companies and other capital providers, causing a reduction in competition. In particular, the Company believes that favorable investment opportunities to invest at attractive risk-adjusted returns may be created during these periods of disruption and volatility. Indeed, during a period of significant credit market volatility when credit spreads increased materially during 2009, the Company, acting pursuant to prior stockholder approval, prudently issued shares of its common stock at a price below NAV and invested the proceeds from such issuance at attractive returns to stockholders. Therefore, these periods of market volatility and dislocation have created, and may create again, favorable opportunities for the Company to make investments at attractive risk-adjusted returns, including opportunities that, all else being equal, may increase NAV over the longer term, even if financed with the issuance of common stock below NAV.

        While market conditions have experienced relative stability in recent years, there can be no assurance that adverse market conditions will not repeat themselves or worsen in the future. If these adverse market conditions re-occur or increase in severity and duration, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of attractive investment opportunities that are created during these periods. In addition, the debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future. Stockholder approval of the proposal to sell shares of the Company's common stock below NAV, subject to the conditions set forth in this proposal, would provide the Company with the flexibility to invest in such attractive investment opportunities, which typically need to be made expeditiously.

  Greater Investment Opportunities Due to Larger Capital Resources

        The additional capital raised through an offering of the Company's common stock may help the Company generate additional deal flow. With more capital to make investments, the Company could be a more meaningful capital provider and such additional capital would allow it to compete more effectively for high quality investment opportunities. Such investment opportunities may be funded with proceeds of an offering of shares of the Company's common stock.

  Status as a BDC and RIC and Maintaining a Favorable Debt to Equity Ratio

        As a BDC and a RIC for tax purposes, the Company is dependent on its ability to raise capital through the issuance of its common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support operations, which may include making new investments (including investments into existing portfolio companies). Further, BDCs must meet a debt to equity ratio of less than approximately 1:1 in order to incur debt or issue senior securities, which requires the Company to finance its investments with at least as much equity as debt and senior securities in the aggregate. In addition, certain of the Company's debt facilities also require that it maintain a debt to equity ratio of less than approximately 1:1. Therefore, to continue to build the Company's investment portfolio, the Company endeavors to maintain consistent access to capital through the public and private debt markets and the public equity markets enabling it to take advantage of investment opportunities as they arise.

        Exceeding the approximate 1:1 debt to equity ratio could have severe negative consequences for a BDC, including the inability to pay dividends, breach of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed this approximate 1:1 debt to equity ratio, the markets it operates in and the general economy may be volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate an impairment or its inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and result in unrealized write-

downs of those investments. Any such write-downs, as well as unrealized write-downs based on the underlying performance of the Company's portfolio companies, if any, will negatively impact stockholders' equity and the resulting debt to equity ratio. Issuing additional equity would improve the Company's debt to equity ratio. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt to equity ratio would also generally strengthen the Company's balance sheet and give it more flexibility to fully execute its business strategy.

  Summary

        The Board believes that having the flexibility to issue common stock below NAV in certain instances is in the best interests of the Company and its stockholders. This would, among other things, provide access to capital markets to pursue attractive investment opportunities during periods of volatility, improve capital resources to enable the Company to compete more effectively for high quality investment opportunities and add financial flexibility to comply with BDC and credit facility requirements, including the approximate 1:1 debt to equity ratio. It could also minimize the likelihood that the Company would be required to sell assets that the Company would not otherwise sell, which sales could occur at times that are disadvantageous to the Company.

        While the Company's common stock is currently trading above NAV, it is seeking stockholder approval now in order to provide flexibility if the trading price of its common stock falls below NAV and it desires to issue shares of its common stock below NAV, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of issuance and the shares of common stock will not include preemptive rights. Also, because the Company's common stock is currently trading above NAV and it has no immediate plans to issue any shares of its common stock, it is impracticable to describe the transaction or transactions in which such shares of common stock would be issued. Instead, any transaction in which the Company issues such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal. If approved, the authorization would be effective for securities issued during a period beginning on the date of such stockholder approval and expiring on the earlier of the anniversary of the date of the Annual Meeting and the date of the Company's 2015 Annual Meeting of Stockholders, which is expected to be held in June 2015.

Trading History

        The following table sets forth, for each fiscal quarter during the last three fiscal years and the first quarter of the current fiscal year, the NAV of the Company's common stock, the range of high and low closing sales prices of its common stock as reported on The NASDAQ Global Select Market and the closing sales price as a premium (discount) to NAV. On April 16, 2014, the last reported closing sales price of the Company's common stock on The NASDAQ Global Select Market was $17.35 per share, which represented a premium of approximately 5.4% to the NAV reported by the Company as of December 31, 2013.

				High Sales Price Premium (Discount) to NAV(2)	Low Sales Price Premium (Discount) to NAV(2)
		Price Range
	NAV(1)	High	Low
Year ended December 31, 2011
First Quarter	$15.45	$17.83	$16.08	15.4%	4.1%
Second Quarter	$15.28	$17.71	$15.70	15.9%	2.7%
Third Quarter	$15.13	$16.30	$13.07	7.7%	(13.6)%
Fourth Quarter	$15.34	$15.95	$13.26	4.0%	(13.6)%
Year ended December 31, 2012
First Quarter	$15.47	$16.70	$15.51	8.0%	0.3%
Second Quarter	$15.51	$16.55	$14.67	6.7%	(5.4)%
Third Quarter	$15.74	$17.68	$16.04	12.3%	1.9%
Fourth Quarter	$16.04	$17.74	$16.08	10.6%	0.2%
Year ended December 31, 2013
First Quarter	$15.98	$18.54	$17.66	16.0%	10.5%
Second Quarter	$16.21	$18.27	$16.42	12.7%	1.3%
Third Quarter	$16.35	$18.12	$17.03	10.8%	4.2%
Fourth Quarter	$16.46	$18.38	$17.06	11.7%	3.6%
Year ending December 31, 2014
First Quarter	*	$18.51	$17.36	*	*
Second Quarter (through April 16, 2014)	*	$17.66	$17.22	*	*

(1)
NAV is determined as of the last day in the relevant quarter and therefore may not reflect NAV on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of the relevant quarter.

(2)
Calculated as the respective high or low closing sales price less NAV, divided by NAV (in each case as of the applicable quarter).

*
NAV has not yet been calculated for this period. NAV for the first quarter of 2014 will be available with the filing of the Company's Quarterly Report on Form 10-Q for such quarter, which will be filed on or before May 10, 2014.

        The Company's common stock has historically traded at prices both above and below its NAV. It is not possible to predict whether its common stock will trade at, above or below NAV in the future.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

        The following three headings and accompanying tables explain and provide hypothetical examples on the impact of a public offering of the Company's common stock at a price less than NAV on three different types of investors:

  •
  existing stockholders who do not purchase any shares in the offering;

  •
  existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

  •
  new investors who become stockholders by purchasing shares in the offering.

        A placement of common stock at a price less than NAV to a third party in a private placement would have an impact substantially similar to the impact on existing stockholders who do not purchase any shares in the public offering described below.

  Impact on Existing Stockholders Who Do Not Participate in the Offering

        The Company's existing stockholders who do not participate in an offering below NAV or who do not buy additional shares in the secondary market at the same or lower price as the Company obtains in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the net asset value of the shares of common stock they hold. These stockholders will also experience a disproportionately greater decrease in their participation in the Company's earnings and assets and their voting power than the increase the Company will experience in its assets, potential earning power and voting interests due to such offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below NAV, their voting power will be diluted.

        The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

        The examples assume that the issuer has 30 million shares outstanding, $600 million in total assets and $150 million in total liabilities. The current net asset value and NAV are thus $450 million and $15.00. The chart illustrates the dilutive effect on Stockholder A of (a) an offering of 1.5 million shares of common stock (5% of the outstanding shares) at $14.25 per share after offering expenses and commissions (a 5% discount from NAV), (b) an offering of 3 million shares of common stock (10% of the outstanding shares) at $13.50 per share after offering expenses and commissions (a 10% discount from NAV), (c) an offering of 6 million shares of common stock (20% of the outstanding shares) at $12.00 per share after offering expenses and commissions (a 20% discount from NAV) and (d) an offering of 7.5 million shares of common stock (25% of the outstanding shares) at $11.25 per share after offering expenses and commissions (a 25% discount from NAV). The prospectus pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined NAV. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$15.00	—	$14.21	—	$12.63	—	$11.84	—
Net Proceeds per Share to Issuer		$14.25	—	$13.50	—	$12.00	—	$11.25	—
Decrease to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5.00%	33,000,000	10.00%	36,000,000	20.00%	37,500,000	25.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%	$14.25	(5.00)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	30,000	30,000	0.00%	30,000	0.00%	30,000	0.00%	30,000	0.00%
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(16.67)%	0.08%	(20.00)%
Total Net Asset Value Held by Stockholder A	$450,000	$448,929	(0.24)%	$445,909	(0.91)%	$435,000	(3.33)%	$427,500	(5.00)%
Total Investment by Stockholder A (Assumed to Be $15.00 per Share)	$450,000	$450,000		$450,000		$450,000		$450,000
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$(1,071)		$(4,091)		$(15,000)		$(22,500)
Investment per Share Held by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)	$15.00	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%
Net Asset Value per Share Held by Stockholder A		$14.96		$14.86		$14.50		$14.25
Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$(0.14)		$(0.50)		$(0.75)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(3.33)%		(5.00)%

  Impact on Existing Stockholders Who Do Participate in the Offering

        The Company's existing stockholders who participate in an offering below NAV or who buy additional shares in the secondary market at the same or lower price as the Company obtains in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in shares of the Company's common stock immediately prior to the offering. The level of NAV dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in NAV over their investment per share and will also experience a disproportionately greater increase in their participation in the Company's earnings and assets and their voting power than the Company's increase in assets, potential earning power and voting interests due to such offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increases.

        The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (a) 50% of its proportionate share of the offering (i.e., 3,000 shares, which is 0.05% of an offering of 6 million shares) rather than its 0.10% proportionate share and (b) 150% of such percentage (i.e., 9,000 shares, which is 0.15% of an offering of 6 million shares rather than its 0.10% proportionate share). The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$12.63		$12.63
Net Proceeds per Share to Issuer		$12.00		$12.00
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	36,000,000	20%	36,000,000	20%
Net Asset Value per Share	$15.00	$14.50	(3.33)%	$14.50	(3.33)%
Dilution/Accretion to Participating Stockholder Shares Held by Stockholder A	30,000	33,000	10%	39,000	30%
Percentage Held by Stockholder A	0.10%	0.09%	(8.33)%	0.11%	8.33%
Total Net Asset Value Held by Stockholder A	$450,000	$478,500	6.33%	$565,500	25.67%
Total Investment by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)		$487,895		$563,684
Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)		$(9,395)		$1,816
Investment per Share Held by Stockholder A (Assumed to Be $15.00 on Shares Held Prior to Sale)	$15.00	$14.78	(1.44)%	$14.45	(3.64)%
Net Asset Value per Share Held by Stockholder A		$14.50		$14.50
Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.28)		$0.05	0.40%
Percentage Dilution/Accretion to Stockholder A (Dilution per Share Divided by Investment per Share)			(1.96)%		0.32%

  Impact on New Investors

        Investors who are not currently stockholders and who participate in an offering of shares of the Company's common stock below NAV, but whose investment per share is greater than the resulting NAV due to selling compensation and expenses paid by the Company, will experience an immediate decrease, although small, in the net asset value of their shares and their NAV compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering of shares of the Company's common stock below NAV and whose investment per share is also less than the resulting NAV due to selling compensation and expenses paid by the Company being significantly less than the discount per share, will experience an immediate increase in the net asset value of their shares and their NAV compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in the Company's earnings and assets and their voting power than the Company's increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that the Company may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the offering and level of discounts increases.

        The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10%, 20% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$15.00		$14.21		$12.63		$11.84	—
Net Proceeds per Share to Issuer		$14.25		$13.50		$12.00		$11.25	—
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5%	33,000,000	10%	36,000,000	20%	37,500,000	25.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%	$14.25	(5.00)%
Dilution/Accretion to New Investor A
Shares Held by Investor A	0	1,500		3,000		6,000		7,500	—
Percentage Held by Investor A	0.00%	0.00%		0.01%		0.02%		0.02%	—
Total Net Asset Value Held by Investor A	$0	$22,446		$44,591		$87,000		$106,875	—
Total Investment by Investor A (At Price to Public)		$22,500		$42,632		$75,789		$88,816	—
Total Dilution/Accretion to Investor A (Total Net Asset Value Less Total Investment)		$(54)		$1,959		$11,211		$18,059	—
Investment per Share Held by Investor A	$0	$15.00		$14.21		$12.63		$11.84	—
Net Asset Value per Share Held by Investor A		$14.96		$14.86		$14.50		$14.25	—
Dilution/Accretion per Share Held by Investor A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$0.65		$1.87		$2.41	—
Percentage Dilution/Accretion to Investor A (Dilution per Share Divided by Investment per Share)			(0.24)%		4.60%		14.79%		20.33%

Conditions to Sales Below NAV

        If stockholders approve this proposal, the Company will only issue shares of its common stock at a price below NAV pursuant to this stockholder proposal if the following conditions are met:

  •
  a "required majority" of the Company's directors have determined that any such sale would be in the best interests of the Company and its stockholders; and

  •
  a "required majority" of the Company's directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such common stock or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount.

        Under the Investment Company Act, a "required majority" of directors means both a majority of the Company's directors who have no financial interest in the transaction and a majority of the Company's independent directors. For these purposes, directors will not be deemed to have a financial interest solely by reason of their ownership of the Company's common stock.

        Prior to the time of issuance, the Board may determine to issue shares of the Company's common stock below NAV in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such shares of common stock if it concludes that doing so would assist in marketing such securities on favorable terms.

Key Stockholder Considerations

        Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company's common stock at a price that is less than NAV and the expenses associated with such issuance. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro rata basis. This dilution would include reduction in NAV as a result of the issuance of shares at a price below NAV and a proportionately greater decrease in a stockholder's interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

        The Investment Company Act establishes a connection between common stock sale price and NAV because, when stock is sold or otherwise issued at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board will consider the potential dilutive effect of the issuance of shares at a price below NAV when considering whether to authorize any such issuance pursuant to the stockholder approval being sought here.

        Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance pursuant to this proposal, and thus any future issuance of common stock at a price below NAV will dilute such stockholders' holdings of common stock as a percentage of shares outstanding to the extent such stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.

        As discussed above, it should be noted that the maximum number of shares issuable below NAV that could result in such dilution is limited to 25% of the Company's then outstanding common stock.

        The affirmative vote of holders of at least a "majority," as defined in the Investment Company Act, of (1) the outstanding shares of the Company's common stock and (2) the outstanding shares of the Company's common stock held by persons that are not affiliated persons of the Company, is required to approve this proposal. Under the Investment Company Act, the vote of holders of a "majority" means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company's common stock present or represented by proxy at the Annual Meeting if the holders of more than 50% of the shares of the Company's common stock are present or represented by proxy or (b) more than 50% of the outstanding shares of the Company's common stock. Abstentions and broker non-votes will have the effect of a vote against this proposal.

        The Board recommends voting for this proposal to authorize the Company to sell or otherwise issue shares of its common stock at a price below its then current NAV subject to the limitations set forth in this proposal.

 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2015 ANNUAL MEETING

        Stockholders may present proper nominations of candidates for director or other proposals for inclusion in the Company's proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Charter Documents. The Company expects that the 2015 Annual Meeting of Stockholders will be held in June 2015, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company's Proxy Statement and Proxy Card

        To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company's proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder's nomination of a candidate for director or other proposal must be received at the Company's principal executive offices not less than 120 calendar days before the anniversary of the date the Company's proxy statement was released to stockholders for the previous year's annual meeting. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no later than December 19, 2014 in order to be included in the Company's proxy statement and proxy card for the 2015 Annual Meeting.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company's Annual Meeting

        The deadline for submitting notice of a stockholder's nomination of a candidate for director or other proposal for consideration at the 2015 Annual Meeting, under the Company's current Bylaws, is not earlier than the 150th day prior to the first anniversary of the date of release of the proxy statement for the preceding year's annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of release of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 120th day prior to the date of such annual meeting or (2) the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no earlier than November 19, 2014 and no later than 5:00 p.m., Eastern Time, on December 19, 2014 in order to be considered at the 2015 Annual Meeting. In order to be considered timely, such notice shall be delivered to the Secretary at the principal executive office of the Company and shall set forth all information required under Section 11 of Article II of the Bylaws.

 FINANCIAL STATEMENTS AVAILABLE

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 containing audited financial statements accompanies this proxy statement. Such financial statements are hereby incorporated herein by reference.

        Along with this proxy statement, the Company will provide to each stockholder a copy (without exhibits, unless otherwise requested) of its Annual Report on Form 10-K required to be filed with the Commission for the year ended December 31, 2013. Copies of these documents may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Other than the financial statements incorporated by reference above, the Annual Report on Form 10-K is not part of the proxy solicitation materials.

 HOUSEHOLDING OF PROXY MATERIALS

        The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year a number of brokers with account holders who are the Company's stockholders will be "householding" the Company's proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at Ares Capital Management, 245 Park Avenue, 44th Floor, New York, New York 10167 or 888-818-5298. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request "householding" of their communications should contact their brokers.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 2, 2014

        The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at https://materials.proxyvote.com/04010L.

 OTHER MATTERS

        The Board is not aware of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

        You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to promptly fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible.

By Order of the Board of Directors,
Bennett Rosenthal Chairman of the Board of Directors
New York, New York April 18, 2014

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M74171-P48486 ! ! ! ARES CAPITAL CORPORATION 245 PARK AVENUE 44TH FLOOR NEW YORK, NY 10167 AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElECTRONIC DELIVERY Of FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ARES CAPITAL CORPORATION 2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. 3. To authorize the Company, with the approval of its Board of Directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to the limitations set forth in the proxy statement for the 2014 Annual Meeting of Stockholders (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock). 4. To vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or any adjournment or postponement thereof. 01) Michael J. Arougheti* 02) Ann Torre Bates* 03) Steven B. McKeever* 1. Election of Directors Nominees: The Board of Directors recommends you vote fOR the following: The Board of Directors recommends you vote fOR the following proposals: * To elect the person (except as marked to the contrary) as a Class I Director of the Company for a term of three years expiring in 2017, and until his or her successor is duly elected and qualifies. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! for Withhold ! ! ! for Against Abstain For address changes, please check this box and write them on the back where indicated. !

M74172-P48486 continued and to be signed on reverse side ARES CAPITAL CORPORATION Annual Meeting of Stockholders June 2, 2014 2:45 p.m. CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Michael J. Arougheti, R. Kipp deVeer, Joshua M. Bloomstein and Michael D. Weiner, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of Ares Capital Corporation (the "Company") to be held at The Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666, on June 2, 2014 at 2:45 p.m., Chicago Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. If THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH Of THE NOMINEES fOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other business to be presented at the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at https://materials.proxyvote.com/04010L Address changes:_________________________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes above, please mark corresponding box on the reverse side.)

QuickLinks

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY DIRECTORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
DIRECTOR COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2015 ANNUAL MEETING
FINANCIAL STATEMENTS AVAILABLE
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS